As filed with the Securities and Exchange Commission on January 15, 1997


                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                             CALI REALTY CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Maryland                                      22-3305147
--------------------------------------------------------------------------------
(State or Other Jurisdiction of                   (I.R.S. Employer
 Incorporation or Organization)                 Identification Number)


11 Commerce Drive, Cranford, New Jersey                07016
(908)272-8000
--------------------------------------------------------------------------------
(Address, including telephone number, of             (Zip Code)
Principal Executive Offices)

                     THE CALI REALTY CORPORATION RESTRICTED
                     STOCK AWARD PLAN FOR SENIOR EXECUTIVES
                        AND OFFICERS AND THE CALI REALTY
                       CORPORATION STOCK PURCHASE PROGRAM
                       FOR SENIOR EXECUTIVES AND OFFICERS
                           (Full Titles of the Plans)

                                   Copies to:
MR. THOMAS A. RIZK                               JONATHAN A. BERNSTEIN, ESQ.
Chief Executive Officer                          BLAKE HORNICK, ESQ.
Cali Realty Corporation                          Pryor, Cashman, Sherman & Flynn
11 Commerce Drive                                410 Park Avenue
Cranford, New Jersey                             New York, New York 10022
(908) 272-8000                                  (212) 421-4100
--------------------------------------------------------------------------------
         (Names, addresses and telephone numbers of agents for service)


                                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Title of                    Amount           Proposed Maximum        Proposed Maximum             Amount of
Securities to               to be           Offering Price Per           Aggregate               Registration
be Registered            Registered *            Share **             Offering Price                 Fee

Common Stock          1,000,000 shares           $30.5625             $30,562,500.00              $9,261.37
($0.01 par value)
-------------------------------------------------------------------------------------------------------------

*        All of the securities registered hereby are issuable under the Plans.

** Estimated, in accordance with Rule 457(c), solely for the purpose of calculating the registration fee. The proposed Maximum Offering Price per Share represents the average of the high and low prices as reported by the New York Stock Exchange on January 10, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

         Note: The document(s) containing the information specified in Part I will be sent or given to directors, officers and employees, as required by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 421 of the Securities Act.

Item 1.  Plan Information.

         Not required to be filed with the Commission.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                 The following documents are hereby incorporated by reference in this registration statement:

                  a. The Company's Annual Report on Form 10-K (File No. 1-13274) for the fiscal year ended December 31, 1995;

                  b. The Company's Quarterly Reports on Form 10-Q (File No. 1-13274) for the fiscal quarters ended March 31, 1996, June 30, 1996, and September 30, 1996;

                  c. The Company's Current Reports on Form 8-K (File No. 1-13274), dated July 16, 1996, August 12, 1996; October
                         8, 1996, October 28, 1996,  October 29, 1996,  November
                         18, 1996,  November 21,  1996,  December 30, 1996,  and
                         December 31, 1996;

                  d. The Company's Proxy Statement relating to the Annual Meeting of Shareholders held on May 13, 1996; and

                  e. The description of the Common Stock and the description of certain provisions of Maryland Law and of the Company's Articles of Incorporation and Bylaws, both contained in the Company's Registration Statement on Form 8-A, dated August 9, 1994.

                  All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.


Item 4. Description of Securities.

                  Not applicable.


Item 5. Interests of Named Experts and Counsel.

                  Not applicable.

Item 6. Indemnification of Directors and Officers.

                  The Company's officers and directors are and will be indemnified under Maryland law, the Articles of Incorporation of the Company and the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement of the Operating Partnership") against certain liabilities. The Articles of Incorporation require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the laws of the State of Maryland. The Bylaws contain provisions which implement the indemnification provisions of the Articles of Incorporation.

                  The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. No amendment of the Articles of Incorporation of the Company shall limit or eliminate the right to indemnification provided with respect to acts or omissions occurring prior to such amendment or repeal. Maryland law permits the Company to provide indemnification to an officer to the same extent as a director, although additional indemnification may be provided if such officer is not also a director.

                  The MGCL permits the articles of incorporation of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages, subject to specified restrictions. The MGCL does not, however, permit the liability of directors and officers to the corporation or its shareholders to be limited to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services (to the extent such benefit or profit was received) or (2) a judgment or other final adjudication adverse to such person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Articles of Incorporation of the Company contain a provision consistent with the MGCL. No amendment of the Articles of Incorporation shall limit or eliminate the limitation of liability with respect to acts or omissions occurring prior to such amendment or repeal.

                  The Partnership Agreement of the Operating Partnership also provides for indemnification of the Company and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Company's Articles of Incorporation.

                  The Company has entered into indemnification agreements with each of its directors and officers. The indemnification agreements require, among other things, that the Company indemnify its directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements, and cover directors and officers under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions of the Articles of Incorporation and the Bylaws and Partnership Agreement of the Operating Partnership, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights it provides.


Item 7. Exemption from Registration Claimed.

         Not applicable


Item 8. Exhibits.

         5    -   Opinion of Pryor, Cashman, Sherman & Flynn
         23.1 -   Consent of Price Waterhouse LLP
         23.2 -   Consent of Pryor, Cashman, Sherman & Flynn (included in
                     Exhibit 5)
         23.3 -   Consent of Schonbraun Safris Sternlieb & Co., L.L.C.
         23.4 -   Consent of Coopers & Lybrand L.L.P.
         23.5 -   Consent of Ernst & Young LLP

Item 9.  Undertakings.

         (a)     The undersigned registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales
                  are being made, a post-effective amendment to this registration statement; to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                         (2) That, for the purpose of determining  any liability
                  under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in
Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cranford, New Jersey on this 15th day of January, 1997.


                                                      CALI REALTY CORPORATION


                                                      By:  /s/ Thomas A. Rizk
                                                      -----------------------
                                                      Thomas A. Rizk
                                                      President, Chief Executive
                                                      Officer and Director




          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                             Title                             Date
   ---------                             -----                             ----


/s/ Thomas A. Rizk                  President, Chief Executive
------------------                  Officer and Director               January 15, 1997
    Thomas A. Rizk



/s/ Barry Lefkowitz                 Vice President-Finance
-------------------                 and Chief Financial Officer        January 15, 1997
    Barry Lefkowitz


/s/ John J. Cali                    Chairman of the Board
----------------                    and Director                       January 15, 1997
    John J. Cali


/s/ Angelo R. Cali                  Director                           January 15, 1997
------------------
    Angelo R. Cali


/s/ Edward Leshowitz                Director                           January 15, 1997
--------------------
    Edward Leshowitz

   Signature                             Title                             Date
   ---------                             -----                             ----
/s/ Brendan T. Byrne                Director                           January 15, 1997
--------------------
    Brendan T. Byrne


/s/ Kenneth A. DeGhetto             Director                           January 15, 1997
-----------------------
    Kenneth A. DeGhetto


/s/ James W. Hughes                 Director                           January 15, 1997
-------------------
    James W. Hughes


/s/ Irvin D. Reid                   Director                           January 15, 1997
-----------------
    Irvin D. Reid


/s/ Alan Turtletaub                 Director                           January 15, 1997
-------------------
    Alan Turtletaub

                                INDEX TO EXHIBITS




Exhibit No.                 Description of Exhibit
-----------                 ----------------------

  5                     Opinion of Pryor, Cashman, Sherman & Flynn


  23.1                  Consent of Price Waterhouse LLP


  23.2                  Consent of Pryor, Cashman, Sherman & Flynn (included in
                        Exhibit 5)

  23.3                  Consent of Schonbraun Safris Sternlieb & Co., L.L.C.


  23.4                  Consent of Coopers & Lybrand L.L.P.


  23.5                  Consent of Ernst & Young LLP